EXHIBIT 5.1

[Amit Pollak letterhead]

Tel-Aviv, August 8, 2019

Eltek Ltd.
20 Ben Zion Gellis Street
Sgoola Industrial Zone
Petah Tikva 4927920, Israel

Ladies and Gentlemen:

This opinion is furnished to you in connection with the registration statement on Form F-3 (the “Registration Statement”) to be filed on the date hereof Eltek Ltd., a company organized under the laws of the State of Israel (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to (a) the registration for sale by the Company of up to $10,000,000 aggregate amount of the following securities of the Company: (i) ordinary shares, nominal value NIS 3.00 per share (the “Ordinary Shares”), (ii) warrants to purchase Ordinary Shares (the “Warrants”), and (iii) units comprised of one or more of the Ordinary Shares and Warrants and in any combination (the “Units”, and together with the Ordinary Shares, the Warrants,  the “Securities”).

As Israeli counsel to the Company in connection with the registering of the Securities pursuant to the Registration Statement, we have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purpose of our opinion.

Upon the basis of such examination, we are of the opinion that:

1.
With respect to the Ordinary Shares, assuming the taking of all necessary corporate action to authorize and approve the issuance of any Ordinary Shares, the terms of the offering thereof and related matters, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Company’s Board of Directors and otherwise in accordance with the provisions of the definitive purchase, underwriting or similar agreement, as applicable, such Ordinary Shares will be validly issued, fully paid and non-assessable.

2.
With respect to the Warrants, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance of the underlying Ordinary Shares and the issuance and terms of any Warrants, the related Warrant Agreement, the terms of the offering thereof and related matters and (b) due execution, authentication, issuance and delivery of such Warrants upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Company’s Board of Directors and otherwise in accordance with the provisions of the applicable Warrant Agreement, such Warrants will constitute valid and legally binding obligations of the Company to the extent governed by Israeli law and the underlying Ordinary Shares will be validly issued, fully paid and non-assessable.

3.
With respect to the Units, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and the terms of the Units, the related Unit Agreement and any Securities which are components of the Units, the terms of the offering thereof and related matters and (b) due execution, countersignature (where applicable), authentication, issuance and delivery of the Units and the Securities that are components of such Units in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Company’s Board of Directors, and otherwise in accordance with the provisions of the applicable (i) Warrant Agreement, in the case of Warrants, such Units will be validly issued and will entitle the holders thereof to the rights specified in the Unit Agreements to the extent governed by Israeli law.

The opinion expressed herein is limited to Israeli law, and we do not express any opinion as to the laws of any other jurisdiction.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the headings “Legal Matters” and “Enforceability of Civil Liabilities” in the Prospectus which is a part of the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours, /s/ Amit, Pollak, Matalon & Co. Amit, Pollak, Matalon & Co., Advocates